UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Veterans Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, Nkarta, Inc. (the “Company”) issued a press release announcing initial clinical data for NKX019 in myositis and systemic sclerosis from its Ntrust clinical trial program, which are being presented at the American College of Rheumatology (“ACR”) Convergence 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on November 9, 2026, the Company hosted a webcast at 8:00 a.m. Eastern Time to discuss these data. A copy of the presentation used on the webcast, which is available in the Investors section of the Company’s website, is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 9, 2026, the Company announced initial clinical data from its ongoing Phase 1/2 Ntrust-2 basket study evaluating NKX019, its allogeneic, off-the-shelf, CD19-directed chimeric antigen receptor natural killer ("CAR NK") cell therapy candidate, in patients with idiopathic inflammatory myopathy ("myositis") and systemic sclerosis. The Company also announced integrated safety data from its Ntrust-1 and Ntrust-2 clinical trials (together, the "Ntrust trials"). All data are as of a data cutoff of September 18, 2026. Patients at the 4 billion cells per dose level received three doses of NKX019 on Days 0, 3 and 7 following lymphodepleting preconditioning, for a total of 12 billion cells.

Myositis. Among 11 patients in the myositis baseline efficacy population across all dose levels, median disease duration was 3.5 years, and nine (82%) had received four or more prior therapies. At the 4 billion cells per dose level:

•
Five of six patients (83%) with at least three months of follow-up achieved moderate or major responses, as measured by the Total Improvement Score ("TIS"). These responses spanned three disease subtypes: dermatomyositis, juvenile dermatomyositis and antisynthetase syndrome.
•
Five of six patients (83%) with at least three months of follow-up showed improvements in muscle strength, as measured by Manual Muscle Testing 8.
•
Four of eight evaluable patients (50%) achieved clinically relevant reductions in skin disease activity, as measured by the Cutaneous Dermatomyositis Disease Area and Severity Index Activity Score. The other four patients had relatively stable scores compared with baseline.

One patient at the 4 billion cells per dose level received a low-dose steroid taper and intravenous immunoglobulin from a community rheumatologist, outside the protocol and without the investigator's knowledge. The additional therapy was not due to worsening disease. The patient had already achieved a moderate response at Day 37, before the additional therapy began at approximately Day 50, and achieved a major response by Day 120. At lower dose levels, two patients had early moderate or major responses that were not sustained. Both later received additional immunomodulatory agents for increased disease activity.

Systemic Sclerosis. Among 14 patients in the systemic sclerosis baseline efficacy population across all dose levels, median disease duration was 4.6 years, and nine (64%) had received at least three prior therapies. Median baseline modified Rodnan skin score ("mRSS") was 26. At the 4 billion cells per dose level, seven of nine patients had reached Day 90 as of the data cutoff. Of those seven patients:

•
Six (86%) achieved a revised Composite Response Index in Systemic Sclerosis ("rCRISS")-25 response or greater by Day 90, including five (71%) who achieved an rCRISS-50 response or greater.
•
Median improvement in mRSS was 15 points (range, 0 to 29) at Day 90. Six (86%) had a reduction in mRSS, and five (71%) achieved a reduction of at least 50% from baseline.

By comparison, one of five patients treated at 1 billion or 2 billion cells per dose achieved an mRSS reduction of at least 50% by Day 90.

Safety. As of the data cutoff, 40 patients had been treated with NKX019 in the Ntrust trials across five autoimmune indications and three dose levels. There were no deaths and no treatment discontinuations due to adverse events, and no increase in adverse events was observed at higher doses. There were no reported cases of cytokine release syndrome of any grade, immune effector cell-associated neurotoxicity syndrome, immune effector cell-associated hemophagocytic lymphohistiocytosis-like syndrome or graft-versus-host disease. Adverse events were mainly hematologic, attributed to lymphodepleting preconditioning, and generally transient.

Infusion-related reactions occurred in five patients (12.5%), most of them Grade 1. All resolved within 24 to 48 hours with standard supportive care.

Translational Data. Deep peripheral CD19+ B-cell depletion was observed at the 4 billion cells per dose level, with median B-cell counts remaining depleted through Day 27 (n=22).

Development Plans. Pharmacokinetic and T-cell recovery data show that host T cells begin to recover before the Day 7 dose. Based on these data, the Company recently amended the Ntrust protocols to compress dosing to Days 0, 2 and 4, and plans to evaluate 6 billion cells per dose. The Company anticipates upcoming interactions with the U.S. Food and Drug Administration ("FDA") to discuss potential registrational pathways in both myositis and systemic sclerosis. In the first half of 2027, the Company expects to report additional clinical follow-up in myositis and systemic sclerosis, including retreated patients, together with a plan for registrational dose selection.

The data described above are preliminary, are from a small number of patients with limited follow-up and may change as additional data become available. No head-to-head studies have been conducted comparing NKX019 with other therapies. Caution should be exercised in drawing conclusions from comparisons of data across separate trials, which may differ in design, patient populations and other factors.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," "plans," "potential," "projects," "would" and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, statements concerning the Company's expectations regarding any or all of the following: the Company's position, plans, strategies, and timelines for the continued and future clinical development and potential of NKX019 (including the future availability and disclosure of clinical data and other updates from the Company's clinical trials, planned changes to dosing schedules and dose levels, the potential effects of such changes, the potential durability of clinical responses, the safety and efficacy of retreatment, anticipated interactions with the FDA, potential registrational pathways and the timing of registrational dose selection); and the therapeutic potential, accessibility and tolerability of NKX019 for the treatment of autoimmune diseases.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: the Company's limited operating history and historical losses; the Company's lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; the risk that initial, interim or preliminary data from the Company's clinical trials, including the data presented at ACR Convergence 2026, reflect a limited number of patients with limited follow-up, may change as more patient data become available and may not be predictive of future results; the Company's ability to raise additional funding to complete the development and any commercialization of its product candidates; the Company's dependence on the clinical success of NKX019, including in its leading indications of myositis and systemic sclerosis; risks associated with outpatient administration of NKX019 at community-based sites; the risk that the FDA may not agree with the Company's proposed registrational pathways or dose selection; the risk that changes to dosing schedules or dose levels may not achieve the anticipated results or may result in additional safety or tolerability concerns; that the Company may be delayed in initiating, enrolling patients in or completing its clinical trials; competition from third parties that are developing products for similar uses; the Company's ability to obtain, maintain and protect its intellectual property; the Company's dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and the complexity of the manufacturing process for CAR NK cell therapies. These and other risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on November 5, 2026, and the Company's other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 9, 2026 entitled “Nkarta Announces Initial Clinical Data for NKX019 in Myositis and Systemic Sclerosis at ACR Convergence”
99.2	Investor presentation titled “NKX019 in Autoimmune Disease: Initial Clinical Data in Myositis and Systemic Sclerosis,” dated November 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: November 9, 2026	By:	/s/ Nadir Mahmood
Nadir Mahmood
President